Exhibit 10.1

4839-7336-2022_3 010556.00236

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Assignment of Purchase and Sale Agreement (“Assignment”) is executed effective as of June 25, 2018 (the “Effective Date”), by and between THRE GLOBAL INVESTMENTS LLC, a Delaware limited liability company (“Assignor”), and NR TACARA AT STEINER RANCH LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

A.Assignor and TASR Property Owner, Ltd., a Texas limited partnership, heretofore entered into that certain Purchase and Sale Agreement dated May 18, 2018 (the “Agreement”), for the purchase and sale of certain real property located at 4306 N Quinlan Park Road, Austin, Texas 78732, more fully-described in the Agreement.  Capitalized terms used but otherwise not defined herein shall have the meaning ascribed to such terms in the Agreement.

B.Assignee is an entity that directly or indirectly controls, is controlled by or is under common control with Assignor, Teachers Insurance and Annuity Association of America, or Nuveen Global Cities REIT, Inc.; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

C.Assignor desires to assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Agreement, and Assignee desires to accept such assignment and assume the rights and obligations of Assignor under the Agreement.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Recitals.  The recitals set forth above are true and correct and are hereby incorporated in their entirety.

2.Assignment.  Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Agreement.

3.Assumption.  Assignee hereby accepts the assignment and assumes the rights and obligations of Assignor under the Agreement.

4.Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be considered an original, and all of such counterparts shall constitute one Assignment.  To facilitate execution of this Assignment, the parties may execute and exchange by e-mail as a portable document format or other electronic imaging, counterparts of the signature page which shall be deemed original signatures for all purposes.

Executed as of the Effective Date.

Signature Page to Assignment of Purchase and Sale Agreement

ASSIGNOR:

THRE GLOBAL INVESTMENTS LLC,

a Delaware limited liability company

By: /s/ Michael Gilmartin
Name: Michael Gilmartin

Title: Authorized Signor

ASSIGNEE:

NR TACARA AT STEINER RANCH LLC,
a Delaware limited liability company

By:TH Real Estate Global Cities Advisors, LLC,
       a Delaware limited liability company,
       Its Investment Advisor

     By: /s/ Michael Gilmartin
     Name: Michael Gilmartin
     Title: Authorized Signer

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